UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 29, 2026

Cycurion, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41214	86-3720717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1640 Boro Place, Suite 420C McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 341-6680

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CYCU	The NASDAQ Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $345.00 per share	CYCUW	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Series H Conversion Inducement and Exchange Agreements

On October 29, 2026, Cycurion, Inc., a Delaware corporation (the “Company”), entered into separate Series H Convertible Preferred Stock Conversion Inducement and Exchange Agreements with Obsidian Associates, LLC and M2B Funding Corp. (collectively, the “Holders”). Pursuant to the agreements, the Holders were granted a limited right to exchange all of their outstanding shares of the Company’s Series H Convertible Preferred Stock, consisting of 618.75 shares held by Obsidian Associates, LLC and 952.70 shares held by M2B Funding Corp., together with all accrued and unpaid dividends thereon, for shares of the Company’s common stock at an exchange price of $2.70 per share, subject to adjustment to the Nasdaq “Minimum Price,” if applicable.

The inducement right may be exercised during a limited exchange period following the Company’s filing of a Listing of Additional Shares notification with Nasdaq and public disclosure of the transactions. The exchange agreements require each Holder, if it elects to participate, to exchange all of its Series H Preferred Stock held as of the effective date of the applicable agreement.

Upon consummation of an exchange, the applicable Series H Preferred Stock will be cancelled and retired, all accrued dividends with respect thereto will be satisfied, extinguished and cease to accrue, and the Holder will thereafter possess only the rights of a holder of the Company’s common stock with respect to the shares issued in the exchange. The agreements contain a 4.99% beneficial ownership limitation, pursuant to which any shares that would otherwise cause a Holder to exceed such threshold will be held in abeyance until issuance would not result in the limitation being exceeded. The agreements also include a resale limitation restricting dispositions of exchange shares to no more than 5.0% of the average daily trading volume of the Company’s common stock during the preceding ten trading days.

The parties intend that the exchanges qualify for the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended. No commissions or other remuneration will be paid in connection with the exchanges.

The foregoing description of the exchange agreements does not purport to be complete and is qualified in its entirety by reference to the forms of Series H Convertible Preferred Stock Conversion Inducement and Exchange Agreements, copies of which are filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth above under Item 1.01 regarding the Series H Conversion Inducement and Exchange Agreements is incorporated herein by reference. Any shares of common stock issued pursuant to the Series H Conversion Inducement and Exchange Agreements will be issued in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act as securities exchanged by the issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting the exchange.

Item 9.01 Financial Statements and Exhibits

(d)Exhibits:

Exhibit No.	Description
10.1	Series H Convertible Preferred Stock Conversion Inducement and Exchange Agreement, dated October 29, 2026, between the Company and Obsidian Associates, LLC
10.2	Series H Convertible Preferred Stock Conversion Inducement and Exchange Agreement, dated October 29, 2026, between the Company and M2B Funding Corp.
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYCURION, INC.

Date:	November 5, 2026	By:	/s/ L. Kevin Kelly
		Name:	L. Kevin Kelly
		Title:	Chief Executive Officer